Exhibit 7

DATED 10 February 2016

BETWEEN

Guo Lingyun

Shi Wenyong

Zhou Xu

(Settlors)

- and -

JTC Trustees (BVI) Limited

(Trustee)

THE RPL TRUST

Contents

1.	INTERPRETATION	2

2.	DECLARATION OF TRUST AND APPLICATION OF VISTA	4

3.	POWER TO ADD AND EXCLUDE BENEFICIARIES	5

4.	TRUSTS OF ADDED PROPERTY	5

5.	TRUSTS OF INCOME AND CAPITAL	6

6.	POWERS OF APPOINTMENT AND ADVANCEMENT	6

7.	OVERRIDING EXCEPTIONS	9

8.	ADMINISTRATIVE POWERS	9

9.	PROTECTION OF THE TRUSTEE	10

10.	TRUSTEE’S FEES AND PROVISION OF OTHER SERVICES	11

11.	RETIREMENT, REMOVAL AND APPOINTMENT OF TRUSTEE	11

12.	PROPER LAW, FORUM AND PLACE OF ADMINISTRATION	12

13.	IRREVOCABILITY AND AMENDMENT OF THE SETTLEMENT	12

14.	LIABILITY TO AND OF THIRD PARTIES	13

15.	SETTLORS’ POWERS	13

FIRST SCHEDULE		14

SECOND SCHEDULE		15

THIRD SCHEDULE		17

SETTLEMENT

DATED 10 February 2016

BETWEEN

1.	Guo Lingyun of No.4 Building, Yard 11, Hepingli East Street, Dongcheng District, Beijing, China, Shi Wenyong of No.4 Building, Yard 11, Hepingli East Street, Dongcheng District, Beijing, China and Zhou Xu of Room 801, No.5 Building, Yard 8, No.4 Tiao, Zhenwumiao, Xicheng District, Beijing, China (together the “Settlors”); and

2.	JTC Trustees (BVI) Limited whose registered office is situated at Ritter House, 5th Floor, PO Box 3200, Road Town, Tortola, VG1110, British Virgin Islands (the “Trustee”).

RECITALS

(A)	The Settlors have transferred or intends to transfer 20,000 shares of USD1.00 each in RPL Global Limited (the “Initial Trust Fund”) to or on behalf of the Trustee to be held upon the trusts hereinafter expressed.

(B)	It is intended that this Settlement shall be irrevocable.

OPERATIVE

1.	INTERPRETATION

1.1	In this Deed unless the context otherwise requires:

1.1.1	“Beneficiaries” means the following objects or persons (whether or not such objects or persons are now in existence or come into existence during the Trust Period), other than any object or person being an Excluded Person:

(a)	The Settlors; and

(e)	such other objects or persons as are added under Clause 3;

1.1.2	“BVIBC Act” means the BVI Business Companies Act, 2004 of the Laws of the British Virgin Islands (No. 16 of 2004);

1.1.3	“Charity” means any trust, foundation, company or other organisation whatever established only for purposes regarded as charitable under the laws of the British Virgin Islands and “Charitable Purposes” means any purposes which are recognised as exclusively charitable under the laws of the British Virgin Islands;

1.1.4	“Connected Person” means, in relation to any person, any company (and any direct or indirect parent or subsidiary of that company) in which that person is an office holder, a member or is in any other way financially interested and any person which is an office holder in, a member of or in any way financially interested in that person;

1.1.5	the “Company” means the said RPL Global Limited, a company incorporated under the laws of the British Virgin Islands, with registration number 1906017;

1.1.6	in relation to the Company, the expression “connected company” shall be construed as it is in VISTA;

1.1.7	“Designated Trustee” has the same meaning as the expression “designated trustee” has in VISTA;

1.1.8	“Excluded Person” means any object or person determined to be an Excluded Person pursuant to Clause 3;

1.1.9	“Exclusion Period” means the period of 20 years commencing on the date of this Settlement;

1.1.10	“Foundation” means:

(i) any foundation registered under any law relating to foundations in the islands of Jersey or Guernsey; or

(ii) any legal person (having separate legal personality) without members wheresoever established or existing and whether governed by the Proper Law or by the law of any other jurisdiction;

1.1.11	an individual shall be considered “incapable” only upon the adjudication of that person by any court or other competent authority as not having the mental capacity to manage his own affairs or upon a determination in writing by the Trustee (relying upon such medical or other opinions as the Trustee shall reasonably consider appropriate) that such person does not have the mental capacity to manage his own affairs; and “incapacity” shall be construed accordingly;

1.1.12	“Proscribed Activities” means anything that is illegal or contrary to public policy in the British Virgin Islands;

1.1.13	“property” means property of any nature whatever, whether real or personal, movable or immovable and any interest therein;

1.1.14	“person” includes a natural or any legal person and a “company” means a body corporate or any other legal person whether or not it is a body of persons;

1.1.15	“the Shares” means the said 20,000 shares of USD1.00 each in the Company and all other shares in the Company hereafter acquired by the Trustee and forming part of the Trust Fund (but excluding any shares added to the Trust Fund by a trustee of another trust in the exercise of a power in that other trust unless that other trust is a trust the essential validity of which is governed by the laws of the British Virgin Islands and one of the trustees of that other trust is a Designated Trustee);

1.1.16	the “Trust Fund” means the Initial Trust Fund, all property at any time added thereto (whether by way of any further settlement of property accepted by the Trustee, accumulation of income, capital accretion or otherwise), and all property from time to time representing the same;

1.1.17	the “Trustee” means the trustee for the time being of this Settlement;

1.1.18	“Trust Period” means the period from the date hereof and ending on the earlier of:

(a)	the last day of the period of 360 years commencing with the date of this Settlement (which number of years shall be the perpetuity period applicable to this Settlement); and

(b)	such date as the Trustee may by deed specify (not being a date earlier than the date of execution of such deed);

1.1.19	“Trustee Act”” means the Trustee Act Chapter 303 of the Laws of the Virgin Islands Revised Edition 1991;

1.1.20	“VISTA” means the Virgin Islands Special Trusts Act, 2003 of the Laws of the Virgin Islands (No 10 of 2003);

1.1.21	the singular shall include the plural and vice versa and the masculine shall include the feminine and the neuter and vice versa;

1.1.22	references to enactments shall be construed as references to those enactments as for the time being amended by or under any other enactments;

1.1.23	references to the children, grandchildren and issue of any person shall include his children, grandchildren and issue (as the case may be), whether legitimate, legitimated, illegitimate or adopted; and

1.2	This Settlement shall be known as The RPL Trust or by such other name as the Trustee shall from time to time determine by an instrument in writing.

2.	DECLARATION OF TRUST AND APPLICATION OF VISTA

2.1	The provisions of VISTA shall apply to the Shares and Clause 8 of and the First Schedule to this Settlement shall take effect subject to those provisions. In this Clause 2.1, “provisions” shall have the same meaning as in section 4(1) VISTA.

2.2	Subject to Clause 2.1 the Trustee shall hold the Trust Fund and the income thereof upon the trusts and with and subject to the powers and provisions of this Settlement.

2.3	Pursuant to section 7(1) of VISTA, the rules contained in the Second Schedule determine the manner in which voting and other powers attributable to the Shares should be exercised by the Trustee in relation to the appointment, removal and remuneration of directors of the Company and the matters referred to in section 7(2) VISTA.

2.4	The Trustee shall not have the power contained in section 9(2) VISTA to sell or otherwise dispose of any of the Shares.

2.5	During the Exclusion Period no Beneficiary shall be entitled to call for or direct a transfer of the Shares or to terminate or modify the trusts of this Settlement as they relate to the Shares.

2.6	For the purposes of section 2(2)(f) of VISTA, the grounds for complaint concerning the conduct of the Company’s affairs described in the Third Schedule are permitted.

2.7	Section 6 of VISTA shall not apply so as to limit or restrict the exercise by the Trustee of its rights, power or entitlements in relation to the Company under sections 16, 100 and 184 of the BVIBC Act, and without prejudice to the foregoing, the Trustee may at any time or times take, or cause to be taken, such action against the Company or the directors thereof, as the Trustee wishes, to secure compliance with or satisfaction of its said rights, powers and entitlements.

2.8	For the purposes of Clause 2.7, the Trustee’s rights, powers or entitlements in relation to the Company under section 100(2) of the BVIBC Act shall extend to all documents and records referred to in section 102(1) of the BVIBC Act.

3.	POWER TO ADD AND EXCLUDE BENEFICIARIES

3.1	The Trustee may at any time or times during the Trust Period add to the Beneficiaries such one or more objects or persons as the Trustee may (subject to the application (if any) of the rule against perpetuities) in its absolute discretion determine.

3.2	The Trustee may at any time or times during the Trust Period (without prejudice to the validity of anything done prior thereto) in its absolute discretion determine that any Beneficiary shall cease to be a Beneficiary and shall be an Excluded Person.

3.3	Any Beneficiary (being of full age) may, at any time or times during the Trust Period, (notwithstanding anything contained herein but without prejudice to the validity of anything done prior thereto) determine that he shall be an Excluded Person.

3.4	Any such addition or exclusion shall be made by deed:

(a)	naming or describing the objects or persons to be added or excluded; and

(b)	specifying the date, or the happening of the event (not being earlier than the date of execution of the deed but before the end of the Trust Period), upon which the addition or the exclusion shall take effect.

4.	TRUSTS OF ADDED PROPERTY

The Trustee may at any time or times during the Trust Period (but shall not be under any obligation to do so) accept, on such terms as it considers appropriate, any property as an accretion to the Trust Fund (including property of an onerous nature the acceptance of which the Trustee considers to be beneficial).

5.	TRUSTS OF INCOME AND CAPITAL

The Trustee shall stand possessed of the Trust Fund and the income thereof:-

5.1	upon trust during the Trust Period to pay appropriate or apply the whole or such part of the income of the Trust Fund as the Trustee may in its absolute discretion think fit to or for the maintenance or otherwise for the benefit of all or such one or more exclusive of the other or others of the Beneficiaries in such shares and proportions if more than one and generally in such manner as the Trustee shall in its absolute discretion think fit and shall have power in its absolute discretion to hold any such income paid appropriated or applied upon trust to pay or apply the same to or for the benefit of such Beneficiary with power to declare such other trusts in respect of the same (without infringing any rule against perpetuities applicable hereto) for the benefit of such Beneficiary and generally in such manner as the Trustee may in its absolute discretion determine including but without prejudice to the generality of the foregoing provisions for maintenance education or advancement or for accumulation of income whether during minority or otherwise and with such discretionary trusts and powers exercisable by such persons as the Trustee shall in its absolute discretion determine;

5.2	subject as aforesaid upon trust to accumulate the income of the Trust Fund and retain the accumulations in an accumulated income fund or add the accumulations to the capital of the Trust Fund (and any sums held in the accumulated income fund shall be treated as income whilst held in such fund and may be added to the capital of the Trust Fund at any time prior to the expiration of the Trust Period);

5.3	at the expiration of the Trust Period upon trust as to both capital and income of the Trust Fund for all or such one or more exclusive of the other or others of the Beneficiaries in such shares and proportions if more than one and generally in such manner as the Trustee shall prior to or on the date of such expiration in its absolute discretion determine and in default of and subject to such determination upon trust for Charitable Purposes generally.

6.	POWERS OF APPOINTMENT AND ADVANCEMENT

6.1	Notwithstanding the trusts powers and provisions declared and contained in this Settlement the Trustee may at any time during the Trust Period in its absolute discretion:-

(a)	by any revocable or irrevocable deed appoint the Trust Fund or any part thereof on such new or other trusts powers and provisions governed by the law of any jurisdiction of and concerning the Trust Fund or any part thereof for the benefit of the Beneficiaries or any one or more of them exclusive of the other or others at such age or time or respective ages or times and in such shares and proportions and subject to such powers of appointment vested in any person and with such provisions for maintenance education or advancement or for accumulation of income or for the purpose of raising a portion or for spendthrift or protective trusts and otherwise at the discretion of any person and with such discretionary trusts and powers exercisable by such persons and such powers and provisions generally whether of a beneficial or administrative nature by whomsoever exercisable and generally in such manner as the Trustee shall in its absolute discretion think fit and for the purpose of giving effect to any such appointment by the same deed revoke all or any of the trusts powers and provisions herein contained with respect to the Trust Fund or the part thereof to which such appointment relates and so that in the event of any such appointment the Trustee shall thenceforward hold the Trust Fund or the part thereof to which such appointment relates upon and subject to the trusts powers and provisions so appointed in substitution for any of the trusts powers and provisions hereof so revoked as aforesaid and in priority to the other trusts powers and provisions herein declared and contained and in any appointment under the foregoing power the Trustee may delegate to any person all or any of the powers and discretions by this Settlement or by law vested in the Trustee;

(b)	pay or apply the whole or any part of the capital of the Trust Fund to or for the benefit of all or any one or more of the Beneficiaries to the exclusion of the other or others of the Beneficiaries and in such respective amounts if more than one and generally in such manner as the Trustee shall in its absolute discretion think fit;

(c)	pay or transfer the whole or any part of the capital or income of the Trust Fund to the trustees of any other trust wheresoever established or existing and whether governed by the proper law of this Settlement or by the law of any other jurisdiction which has as or amongst its beneficiaries any one or more of the Beneficiaries freed and discharged from the trusts of this Settlement notwithstanding that such other trust may also contain trusts powers or provisions (discretionary or otherwise) in favour of some other person or object or for a purpose if the Trustee shall in its absolute discretion consider such payment to be for the benefit of such one or more of the Beneficiaries;

(d)	pay or transfer the whole or any part of the capital or income of the Trust Fund to any Foundation wheresoever established or existing and whether governed by the proper law of this Settlement or by the law of any other jurisdiction which has as or amongst its beneficiaries or objects any one or more of the Beneficiaries freed and discharged from the trusts of this Settlement notwithstanding that such Foundation may also contain trusts objects powers or provisions (discretionary or otherwise) in favour of some other person or object or for a purpose if the Trustee shall in its absolute discretion consider such payment to be for the benefit of such one or more of the Beneficiaries;

(e)	settle the Trust Fund or any part thereof on all or any one or more of the Beneficiaries notwithstanding that such settlement may also contain trusts powers and provisions (discretionary or otherwise) in favour of some other person or object and any settlement made by the Trustee under this present power upon or for the benefit of any one or more of the Beneficiaries as aforesaid may be created in and under the law of any jurisdiction (being a jurisdiction which recognises settlements of the kind proposed to be made) and may contain such trusts powers and provisions whatsoever (including trusts powers and provisions to be exercised at the discretion of any person) for the benefit of such one or more of the Beneficiaries or other persons as the Trustee shall in its absolute discretion think fit.

6.2	Section 32 of the Trustee Act shall be deemed to apply as if the words “may in all the circumstances be reasonable” had been omitted from paragraph (a) of sub-section (1) and in substitution there had been inserted the words “the Trustee may think fit” and as if the proviso at the end of sub-section (1) had been omitted.

6.3	Section 33 of the Trustee Act shall be deemed to apply as if the proviso (a) of sub-section (1) had been omitted and as if the words in proviso (c) of sub-section (1) had been omitted.

6.4	For the purposes of this Clause 6:

(a)	the provisions and powers hereinbefore conferred on the Trustee shall have effect notwithstanding any rule of law or equity restricting the delegation of a power or discretion;

(b)	upon any such payment or transfer to the trustees of any other trust or to any Foundation hereinbefore referred to the Trustee shall not be bound to see to the further application of such property;

(c)	“trust” shall mean any trust created by any settlement declaration of trust will codicil or other instrument under the law of any jurisdiction;

(d)	a person shall be deemed to be a beneficiary or object under a trust or Foundation if any capital or income comprised in the trust is or may become liable to be transferred paid applied or appointed to him or for his benefit either pursuant to the terms of the trust or the regulations of the Foundation (or equivalent document which sets out how the Foundation’s objects are to be achieved) or in consequence of an exercise of any power or discretion thereby conferred on any person;

(e)	upon any distribution or appointment of the whole or any part of the capital of the Trust Fund which would result in capital ceasing to be retained by the Trustee as trustee of the Settlement (an “Appointment”) the Trustee for itself and in the case of a Trustee which is a company then for all of its directors and officers and their respective heirs assigns personal representatives and estates and in the case of an individual Trustee for his heirs assigns personal representatives and estates shall be entitled to reasonable security for liabilities whether existing future contingent or otherwise whether over the capital subject to the Appointment or otherwise which the Trustee may have properly incurred as trustee of this Settlement or for which the Trustee may be liable as former trustee of this Settlement and for which the Trustee would have been entitled to an indemnity had it remained trustee of the capital the subject of the Appointment.

7.	OVERRIDING EXCEPTIONS

Notwithstanding anything herein contained in this Settlement:-

7.1	no trust power or provision hereby or by law conferred upon the Trustee shall be exercised in such a way as to:

(a)	prejudice or affect any irrevocable appointment of capital or income which has already been made; and

(b)	authorise any payment transfer or advance of any part of the Trust Fund or any income thereof to the trustees of any other trust if any Excluded Person at the date of any such payment transfer or advance is or may become a beneficiary thereunder or is or may become capable of benefiting therefrom in any circumstances other than the payment of remuneration and expenses of an Excluded Person who is a trustee of that other trust (including in the case of a trustee which is a company its directors or officers);

7.2	no part of the capital or income of the Trust Fund shall be paid or lent to or settled on or applied for the benefit either directly or indirectly of any Excluded Person in any circumstances whatsoever save that and for the avoidance of doubt:-

(a)	in the event of any one or more of the Trustee agents professional advisors and providers of professional services and their respective directors or officers being an Excluded Person then they shall be entitled to remuneration and the payment of expenses pursuant to the provisions of Clause 10 hereof and in the case of the Trustee to release of liability under Clause 9 hereof; and

(b)	an Excluded Person who enters into a contract with the Trustee or the Beneficiaries or any of them whether directly or indirectly and benefits in any manner whatsoever by virtue of such contract shall not be deemed to have taken any benefit under the provisions of this Settlement provided that such contract was entered into at arms’ length and on a commercial basis.

8.	ADMINISTRATIVE POWERS

8.1	The Trustee may administer this Settlement for the benefit of the Beneficiaries hereunder in whatever manner it may determine and in that regard shall have the widest possible powers (which it may exercise or omit to exercise from time to time at its discretion) of managing and dealing with the Trust Fund in all respects as if the Trustee were the absolute beneficial owner thereof and of carrying out any transaction whatever in connection with this Settlement including unrestricted powers to retain assets, invest, sell, let, licence, charge, lend, borrow, provide guarantees and indemnities, employ agents, acquire assets jointly with others, hold or place assets in the name of nominees or with custodians anywhere in the world and the Trustee may take any other action of any kind whatsoever which they may consider expedient in relation to the affairs of this Settlement and, without prejudice to the generality of the foregoing, the powers contained in the First Schedule and the powers and provisions referred to in paragraphs 1, 2, 4 and 5 of the Second Schedule to the Trustee Act (other than paragraphs 4 (a), (r), and (v)) shall be incorporated into this Settlement and in those paragraphs “Trust Fund” and “Trustee” shall have the same meanings as in this Settlement.

8.2	Without prejudice to Clause 1.1.9, in determining whether and when any thing or circumstance has or has not occurred the Trustee may for all purposes rely upon such evidence as it in its absolute discretion deems sufficient and, so far as the law shall permit, any determination so made shall, in favour of the Trustee, be absolutely final and binding on all persons interested under this Settlement.

8.3	The Trustee shall be under no obligation to maintain a balance between competing interests of any persons under this Settlement and no such person shall be entitled:

(a)	to compel the sale or other realisation of any property or investments not producing income; or

(b)	to require the declaration or distribution of any dividend by any corporation in which the Trust Fund or any part thereof may be invested; or

(c)	to require the Trustee to exercise any powers it may have of compelling or preventing such distribution; or

(d)	to require the investment of any part of the Trust Fund in property or investments which produce income.

8.4	The Trustee may pay or transfer any assets comprised in, or any income of, the Trust Fund to the parents or either of them or to the guardian or guardians of any minor who is beneficially entitled to such assets or income, and the receipt of any such parents, parent, guardian or guardians, shall be a full discharge to the Trustee.

8.5	The Trustee may pay or transfer any assets comprised in, or any income of, the Trust Fund to the person who purports to be the treasurer or other appropriate official of any Charity which is entitled to such assets or income, and the receipt of such person shall be a full discharge to the Trustee.

9.	PROTECTION OF THE TRUSTEE

9.1	In the execution of these trusts:

No Trustee or (to the extent permitted by law) director or other officer of the Trustee shall be liable for any loss to the Trust Fund arising by reason of any improper investment made in good faith or for the negligence or fraud of any agent employed by the Trustee, although the employment of such agent was not strictly necessary or expedient, or by reason of any mistake or omission made in good faith by the Trustee, or (to the extent permitted by law) such director or officer, or by reason of any matter or thing except for breach of trust arising from the fraud, wilful misconduct or negligence on the part of the Trustee, or (to the extent permitted by law) director or officer, who is sought to be made liable;

9.2	The provisions of paragraph 8 of the Second Schedule to the Trustee Act shall be incorporated into this Settlement and in that paragraph ‘Trust Fund’ and ‘Trustees’ shall have the same meanings as in this Settlement.

10.	TRUSTEE’S FEES AND PROVISION OF OTHER SERVICES

10.1	The Trustee shall be entitled, in addition to reimbursement of its proper expenses, to remuneration for its services in accordance with such terms and conditions as may from time to time be agreed between the Trustee and the Settlors or (if the Settlors are unfit unable or unwilling to act) the person or persons by whom the power of appointing new trustee is for the time being exercisable and, in the absence of any such agreement, in accordance with its published terms and conditions for trust business in force from time to time and, subject thereto, to remuneration which shall in all the circumstances be reasonable.

10.2	The Trustee may exercise, or refrain from exercising, its powers as trustee in relation to any matter arising under or in connection with this Trust notwithstanding that the Trustee, or any Connected Person in relation to the Trustee, is directly or indirectly interested in the matter and without accounting for any resultant profit. Without prejudice to the foregoing:

(a)	the Trustee may, without accounting for any profit thereby made:

(i)	transact on behalf of or with this Settlement or any beneficiary hereunder any business which by its constitution it is authorised to undertake upon the same terms as would for the time being be made with an ordinary customer; and

(ii)	hold on current account or deposit account or advance at interest all monies necessary or convenient to be retained or advanced in connection with this Settlement;

and may retain for itself any commission or remuneration paid or allowed by stockbrokers, insurance companies, banks or other institutions.

(b)	the Trustee may (subject always to section 13 of VISTA) hold office in any company, shares or securities in which comprise or form part of the Trust Fund, without being liable to account for emoluments received as such office holder.

11.	RETIREMENT, REMOVAL AND APPOINTMENT OF TRUSTEE

11.1	Any Trustee may retire at any time upon the appointment of a successor Trustee.

11.2	The Settlors may remove a Trustee from office at any time by giving notice in writing to that Trustee. A removal shall become effective upon the appointment of a successor Trustee.

11.3	Where a notice of removal has been given to a Trustee under Clause 11.2 or where a Trustee wishes to retire or refuses or is incapable or unfit to act, then:

(a)	the Settlors, or

(b)	if the Settlors are incapable, refuse or are unfit to act or if there is no Settlor in existence, the retiring Trustee or the liquidator of the Trustee last in office,

may by instrument in writing appoint a Designated Trustee as successor Trustee in the place of such Trustee. Any appointment shall become effective upon a written acceptance thereof by the appointee being received by the person making the appointment.

11.4	Notwithstanding any other provision of this deed, no more than one Trustee may be in office at any one time and no person may be appointed Trustee unless that person is a Designated Trustee.

11.5	For the purposes of Clause 11.3:

(a)	the Settlors shall be deemed to have refused to act if, within 35 days of the Trustee sending to the Settlors a notice in writing referring to this Clause 11.5 and advising that the Trustee wishes to retire, a successor Trustee is not appointed.

(b)	a Trustee shall be considered unfit to act if it has entered into liquidation or has ceased to be a Designated Trustee.

11.6	The statutory power of appointing trustees shall not apply to this Settlement.

12.	PROPER LAW, FORUM AND PLACE OF ADMINISTRATION

12.1	The proper law of this Settlement shall be that of the British Virgin Islands and all rights under this Settlement and its construction and effect shall be subject to and construed according to the laws of the British Virgin Islands.

12.2	The courts of the British Virgin Islands shall be the forum for the administration of these trusts.

12.3	Notwithstanding the provisions of Clauses 12.1 and 12.2, the Trustee shall have power (subject to the application (if any) of the rule against perpetuities) to carry on the administration of this Settlement in any jurisdiction in the world, whether or not such jurisdiction is the proper law of this Settlement or the courts of such jurisdiction are the forum for the administration of these trusts and whether or not the Trustee is for the time being resident or domiciled in or otherwise connected with such jurisdiction.

13.	IRREVOCABILITY AND AMENDMENT OF THE SETTLEMENT

13.1	This Settlement is irrevocable.

13.2	The Trustee may at its absolute discretion at any time or times during the Trust Period, by instrument in writing, make any variation, addition or deletion of or to all or any of the trusts, powers and provisions of this Settlement (other than Clause 11 and (subject to paragraph 1 of the First Schedule) this Clause 13) which is for the benefit of all or any one or more of the Beneficiaries.

14.	LIABILITY TO AND OF THIRD PARTIES

14.1	Section 97 of the Trustee Act applies to this Settlement.

14.2	Paragraph 6 of the Second Schedule to the Trustee Act shall be incorporated into this Settlement and in that paragraph ‘Trust Fund’ and ‘Trustees’ shall have the same meanings as in this Settlement.

15.	SETTLORS’ POWERS

Where there is more than one Settlor who is alive and not Incapacitated every decision, exercise of a power or consent required or capable of being made by the Settlors shall be validly made only if it is made unanimously in writing by all such Settlors.

IN WITNESS whereof the parties hereto have hereunto set their hands and seals the day and year first above written.

FIRST SCHEDULE

1.	RELEASE OF POWERS

The Trustee may, by deed or deeds, and so as to bind its successors as trustee, release or restrict the future exercise of all or any of the powers by this Settlement, or by law, conferred on it, either wholly or to the extent specified in any such deed or deeds, notwithstanding the fiduciary nature of any such powers.

2.	DELEGATION OF POWERS

The Trustee may at any time (notwithstanding any rule of law to the contrary) by deed or deeds, revocable during the Trust Period or irrevocable and executed during the Trust Period, delegate to any person the exercise of all or any powers conferred on it, notwithstanding the fiduciary nature of such power or powers.

3.	TRUSTEES AND DEALINGS WITH THIRD PARTIES

Sections 101 and 102 of the Trustee Act apply to this Settlement.

SECOND SCHEDULE

(Office of Director Rules)

1.	In these rules the “Appointor” means:

(a)	The Settlors during their lifetime, so long as at least one of them remains capable and willing to act; and

(b)	following the death of the last surviving Settlor, or during the Incapacity of the only or all surviving Settlors or while the only or all surviving Settlors refuse to act, the Trustee.

2.	Subject to paragraph 4 below, the Trustee shall procure that, during the Trust Period:

(i)	Stone Eight Limited shall be and remain directors of the Company so long as each remains capable and willing to act;

(ii)	upon being given written notice by the Appointor requesting that any one or more directors of the Company named in the notice be removed from office, that such director or directors be so removed;

(iii)	upon being given written notice by the Appointor requesting that any one or more persons named in the notice be appointed a director or directors of the Company, that such person or persons be so appointed and on such terms, if any, as are specified in the notice. A request under this paragraph shall not be effective in relation to any person who, at the date of the request, has not attained the age of 18 years or is incapable.

3.	Any request under paragraph 2 may at any time be withdrawn in whole or part by the Appointor by giving to the Trustee a further written request specifying the request, or the part thereof, to be withdrawn. Following the withdrawal of a request, no further action shall or may be taken on it but a withdrawal shall not affect anything done or not done prior to the Trustee receiving the request to withdraw.

4.	(a)	The Trustee shall remove from office any director of the Company who has misapplied, retained or become accountable for any money or other assets of the Company or is guilty of any misfeasance or breach of fiduciary duty in relation to the Company. Words and expressions used in this paragraph 4(a), so far as the same words and expressions appear in section 254 of the Insolvency Act (No 5 of 2003), shall bear the same meanings as in that section.

	(b)	Where the Company has become involved in Proscribed Activities the Trustee shall remove all of directors at that time in office.

	(c)	The Trustee may appoint, in place of any director or directors removed pursuant to paragraph 4(a) and 4(b) above, a director or directors of the Trustee’s own selection.

(d)	The exercise by the Appointor of any of their powers contained in paragraph 2 of this Second Schedule in respect of any director or directors appointed by the Trustee under paragraph 4(c) above shall be subject to the prior consent of the Trustee.

5.	Without prejudice to paragraph 4 of this Second Schedule, the Settlors whilst they are alive and not incapable, may at any time or times during the Trust Period by instrument in writing given to the Trustee, make any variation, addition or deletion of or to all or any of the these rules.

6.	No Appointor shall be subject to any fiduciary duties (which expression shall have the same meaning as in section 7(2)(f) of VISTA) and, without prejudice to the foregoing, no Appointor shall have any duty to exercise his powers or to consider their exercise and may exercise or not exercise his powers in his own interests and for his exclusive benefit.

THIRD SCHEDULE

(Permitted Grounds for Complaint)

1.	There are no permitted grounds for complaint.

EXECUTION PAGE

SIGNED as a DEED and DELIVERED	)
by Guo Lingyun	)
in the presence of	)	/s/ Guo Lingyun
Guo Lingyun

/s/ Xu Ying
Witness Xu Ying

SIGNED as a DEED and DELIVERED	)
by Shi Wenyong	)
in the presence of	)	/s/ Shi Wenyong
Shi Wenyong

/s/ Xu Ying
Witness Xu Ying

SIGNED as a DEED and DELIVERED	)
by Zhou Xu	)
in the presence of	)	/s/ Zhou Xu
Zhou Xu

/s/ Xu Ying
Witness Xu Ying

THE COMMON SEAL of	)
JTC Trustees (BVI) Limited	)
was hereunto affixed in the presence of	)

/s/ Michelle Le Herissier
Michelle Le Herissier
Director